UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 22 , 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1
Item 1.03	Bankruptcy or Receivership	1
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement	2
Item 9.01. Financial Statements and Exhibits		2
SIGNATURES		3
Exhibit 10.1 Plan Support and Lock-up Agreement
Exhibit 10.2 Commitment Letter Agreement
EX-10.1
EX-10.2

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements Such risks, uncertainties and other factors include, among other matters, the uncertainties inherent in oil and gas activities; the effects of the Company’s impaired financial condition; the effects of actions by third parties including creditors and government officials; fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q previously filed with the Securities and Exchange Commission; the effects of a Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in a Chapter 11 case and the outcome of any such proceedings in general; the length of time the Company will operate under a Chapter 11 proceeding; the risks associated with third party motions in a Chapter 11 proceeding, which may interfere with the Company’s ability to consummate the plan of reorganization; the potential adverse effects of a Chapter 11 proceeding on the Company’s liquidity or results of operations; continued compliance with conditions for funding under the secured credit facility obtained to fund the Company while in a Chapter 11 proceeding; the ability to execute the Company’s business and restructuring plan; management of cash resources; restrictions imposed by, and as a result of, the Company’s substantial leverage; increased legal costs related to a bankruptcy case and other litigation and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.
The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.
Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
     On October 22, 2009, CanArgo Energy Corporation (the “Company”) entered into a Plan Support and Lock-up Agreement dated as of August 6, 2009 (“PSA”) by and among the Company and the holders of the Company’s Senior Subordinated Convertible Guaranteed Notes due September 1, 2009, Persistency, a Cayman Islands corporation (“Persistency”) as the holder of the Company’s 12% Subordinated Convertible Guaranteed Notes due June 28, 2010 and the other creditors party thereto pursuant to which the parties thereto agree to support a plan of reorganization of the Company as a debtor in possession pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) substantially on the terms and conditions set forth in Exhibit A to the PSA.
     On October 22, 2009, the Company and Persistency entered into a Commitment Letter Agreement pursuant to which Persistency agreed, subject to the terms and conditions set forth in the Commitment Letter Agreement, to lend the Company up to $1.2 million post-petition pursuant to the terms of a Debtor in Possession Financing Agreement (the “DIP Credit Agreement”) fully secured by all of the assets of the Company and guarantees of the Company’s principal subsidiaries.
Copies of the PSA and the Commitment Letter Agreement are filed herewith as Exhibits 10.1 and 10.2

Item 1.03	Bankruptcy or Receivership.
     On October 28, 2009, the Company (the “Debtor”) filed a voluntary petition seeking relief under the provisions of Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the

Southern District of New York (the “Bankruptcy Court”). The Chapter 11 case is being administered under the caption In re CanArgo Energy Corporation., No. 09-16453 (the “Chapter 11 Case”). The Bankruptcy Court assumed jurisdiction over the assets of the Debtor, as of the date of the filing of the bankruptcy petition. The Debtor will remain in possession of its assets, and continue to manage and operate its business and properties, as debtor-in-possession, subject to the provisions of the Bankruptcy Code and the supervision and orders of the Bankruptcy Court.
     In connection with the Chapter 11 Case, the Debtor filed or will file a motion seeking Bankruptcy Court approval of the DIP Credit Agreement and related agreements, between the Debtor and Persistency (the “Lender”), substantially in the form attached to the aforementioned motion filed with the Bankruptcy Court. As contemplated by the motion filed with the Bankruptcy Court, the DIP Credit Agreement provides for a credit commitment to the Debtor of one or more advances aggregating up to $1.2 million. The proceeds from the advances, which may not be paid off and reborrowed, and other financial accommodations incurred under the DIP Credit Agreement will be used, among other things, to repay outstanding amounts due under a bridge loan of up to $550,000 previously provided by Persistency to CanArgo Limited, Debtor’s wholly owned Guernsey subsidiary, certain outstanding professional fees incurred by Persistency and to provide the Debtor with working capital for general corporate purposes. The DIP Credit Agreement contains events of default and includes certain financial covenants and the amount of the obligations of the Debtor under the loan documents is secured by all the assets of the Debtor and guarantees of the Debtor’s principal subsidiaries.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The filing of the Chapter 11 Case described in Item 1.03 of this report constituted an event of default under, or otherwise triggered repayment obligations with respect to, debt instruments and credit agreements relating to direct and indirect financial obligations of the Debtor under the Note Purchase Agreement dated as of March 3, 2006 by and among CanArgo Energy Corporation and the Purchasers named therein, including the forms of the Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 and Note Purchase Agreement dated as of June 28, 2006 by and among CanArgo Energy Corporation and the Purchaser named therein, including the forms of the 12% Subordinated Convertible Guaranteed Note due June 28, 2010, as each such Agreement has been amended and is in force (collectively, the “Note Purchase Agreements”) as well as under certain other obligations of Debtor. The Debtor is currently in default of its payment obligations under the Note Purchase Agreements and certain of its other financial obligations. All obligations under the Note Purchase Agreements and such financial obligations will become automatically and immediately due and payable upon commencement of the Chapter 11 Case. The Debtor believes that any efforts to enforce the payment obligations under the Note Purchase Agreement and such other financial obligations against the Debtor will be stayed as a result of the filing of the Chapter 11 Case in the Bankruptcy Court. The amount of principal and interest due and payable as of October 27, 2009 under the Note Purchase Agreements and notes issued thereunder was approximately $18.1 million.
Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Plan Support and Lock-Up Agreement

10.2	Commitment Letter Agreement dated October 22, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: October 28, 2009	By:	/s/ Vincent McDonnell
Vincent McDonnell, President